Exhibit 10.21

FIRST AMENDMENT TO LOCK-UP AGREEMENT

This First Amendment to the Lock-Up Agreement is executed on this 25th day of March, 2014.  Reference is made to that certain the Lock-Up Agreement (the “Agreement”) dated June 30, 2011, by and between, Qiang Liu, a shareholder of the Company (the “Holder”) and Nova LifeStyle, Inc.,  a Nevada corporation (the “Company”).  Any capitalized terms in this amendment not otherwise defined shall have the meaning ascribed to them in the Lock-Up Agreement (the “Agreement”).

WHEREAS, the parties agree that the definition of Lock-Up Period in the Agreement is not clear with respect to the situation of an Offering closing within one year from the date of the Agreement;

WHEREAS, the parties further agree to clarify the lock up period if the closing of an Offering does occur within one year from the date of the Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The seventh paragraph of the Agreement shall be modified to add a new item (iii) as follows: if the closing of an Offering does occur within one year from the date hereof, then three years from the date hereof.  After the modification, the seventh paragraph of the Agreement shall read as follows:

This Letter Agreement shall commence as of the date hereof and automatically terminate upon the earliest to occur of (i) three years following the date the Company’s securities are listed on a registered national securities exchange, (ii) if the closing of an Offering does not occur within one year from the date hereof, then two years from the date hereof, or (iii) if the closing of an Offering does occur within one year from the date hereof, then three years from the date hereof (the “Lock-Up Period”)

2. This first amendment may be executed in any number of counterparts each of which shall constitute an original but all of which when taken together shall constitute but one contract.

3. Except as amended hereby, or as otherwise amended, the Agreement is in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect.

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                     IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO LOCK-UP AGREEMENT on the date first written above.

For and on behalf of:

NOVA LIFESTYLE, INC.

By_____________________ Name: Tawny Lam Title: Chairperson and President

Qiang Liu
By_____________________ Name: Qiang Liu